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                                                                   Exhibit 10.25


                             MEDIQUAL SYSTEMS, INC.
                              1900 WEST PARK DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581

                                 April 29, 1996

Eric Kriss
36 Ivanhoe Street
Newton, Massachusetts  02158

Dear Mr. Kriss:

      Reference is hereby made to the "1996 Agreement" (the "1996 Agreement") dated as of January 20, 1996, by and between MediQual Systems, Inc. (the "Company") and you, and to the Common Stock Purchase Option (the "Option") dated as of January 20, 1996, executed and delivered by the Company and you pursuant to the 1996 Agreement. The Company and you hereby agree, and the 1996 Agreement and the Option are each hereby amended, as follows:

      1. In the event that no Transaction (as defined in the Option) occurs on or before January 2, 1998: The Option will not at that time be canceled, and the Company will not at that time have any right or option to repurchase any securities issued under the Option. Subject to the following sentence, the Option will remain in effect until the termination of your employment with the Company, at which time the Option will immediately and automatically be canceled, and the Company will have the right and option, but no obligation, to repurchase any and all securities issued thereunder as provided in the Option. Notwithstanding the preceding sentence, if you remain employed by the Company until at least January 20, 2001, then the Option will remain in effect in accordance with its terms until February 20, 2001, and the Company will not have any right or option to repurchase any of the securities issued thereunder.

      2. The Company will not exercise its repurchase rights and options, if any, under the 1996 Agreement and/or the Option until the earlier of (i) the occurrence of a Transaction, and (ii) the termination of your employment with the Company before January 20, 2001.

      3. Except as specifically amended hereby, the 1996 Agreement and the Option will remain in full force and effect in accordance with their respective terms.

      Please confirm your agreement with the foregoing by countersigning this Letter Agreement below and returning it to the Company. This Letter Agreement will then constitute an agreement under seal governed by the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law) and an amendment to the 1996 Agreement and the Option, respectively.




                                                   MEDIQUAL SYSTEMS, INC.

                                                   By   /s/ William D. Ryan
                                                      --------------------------
                                                      William D. Ryan
                                                      Chairman


AGREED TO AND ACCEPTED:

/s/ Eric Kriss
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Eric Kriss